FT4115A


                               FORM OF SERVICE AGREEMENT



The Republic Funds                                                [DATE]
6 St. James Avenue
Boston, MA  02116

Gentlemen:

                  We wish to enter into an Agreement with you to service shareholders of, and administer shareholder accounts in, Republic Funds (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940 (the "Act") which has six or more separate investment portfolios:
Republic U.S. Government Money Market Fund, Republic New York Tax Free Money Market Fund, Republic New York Tax Free Bond Fund, Republic Fixed Income Fund, Republic International Equity Fund and Republic Equity Fund, together with any future investment portfolios that may be added as a series of the Trust.

                  The terms and conditions of this Agreement are as follows:

                  1. We shall provide shareholder and administrative services for shareholders of the Trust who are also our clients ("clients"), which services may include, without limitation and to the extent we are permitted by applicable statute, rule or regulation: (a) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as requested from time to time by the Trust; (b) assisting in processing purchase and redemption transactions; (c) arranging for the wiring of funds; (d) transmitting and receiving funds in connection with client orders to purchase or redeem Trust shares; (e) verifying and guaranteeing client signatures in connection with redemption orders, transfers among and changes in client-designated accounts; (f) providing periodic statements showing a client's account balances and, to the extent practicable, integrating such information with other client transactions otherwise effected with or through us; (g) furnishing (either separately or on an integrated basis with other reports sent to a client by us) periodic and annual statements and confirmations of all purchases and redemptions of Trust shares in a client's account; (h) transmitting proxy statements, annual reports, and updating prospectuses and other communications from the Trust to clients; and (i) such other services as the Trust or a client reasonably may request. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Trust.

                  2. Neither we nor any of our employees or agents shall be authorized to make any representation concerning shares of the Trust except those contained in the then current Prospectuses for the Trust, copies of which will be supplied by you to us; and we shall have no authority to act as agent for the Trust.



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                  3. In consideration of the services and facilities described herein, we shall be entitled to receive from you fees to be paid periodically (but in no event less frequently than semiannually) as set forth in Schedule A attached hereto; provided that such fees shall not exceed during any period the amount payable at an annual rate of 0.25% of the average daily net assets of the Trust represented by shares owned by clients with whom we maintain a servicing relationship.

                  It is agreed that we may impose certain conditions on clients, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging clients direct fees for the same or similar services as are provided hereunder by us as agent (which fees either may relate specifically to our services with respect to the Trust or generally over services not limited to those with respect to the Trust). We shall bill clients directly for such fees. In the event we charge clients such fees, to the extent permissible by applicable statutes, rules and regulations, we shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to clients both of any direct fees charged to clients and of the fees received or to be received by us from the Trust pursuant to this Agreement. It is understood, however, that in no event shall we have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Agreement.

                  4. To the extent requested by the Trust from time to time, we agree that we will provide the Treasurer of the Trust with a written report of the amounts expended by us and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

                  5. We shall maintain records in a form acceptable to you and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission including, but not limited to, the record-keeping requirements of Section 31(a) of the Act and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's request, for inspection and use by the Trust, representatives of the Trust and governmental bodies. We agree that, for so long as we retain any records of the Trust, we will meet all reporting requirements pursuant to the Act with respect to such records.

                  6. We shall maintain accurate and complete records with respect to services performed by us in connection with the purchase and redemption of shares. Such records shall be maintained in a form satisfactory to you and in compliance with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended, pursuant to which any dealer of the shares must maintain certain records. All such records maintained by us shall be the property of such dealer and will be made available for inspection and use by you or such dealer upon the request of either. We shall file, and furnish to you


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and any such dealer, copies of all reports and undertakings required by the
Securities and Exchange Commission pertaining to the above transactions in compliance with the said rules. If so requested by any such dealer, we shall confirm to such dealer its obligations under this paragraph by a writing reasonably satisfactory to such dealer. The Trust shall specify to us, as we shall periodically review with the Trust, the records to be maintained and the procedures to be followed by us in complying with this paragraph.

                  7. The Trust will indemnify and hold us harmless from all losses, claims, damages, liabilities or expenses from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Trust's Prospectuses, actions or inactions by the Trust or any of its agents or contractors or the performance of our obligations hereunder and
(b) not resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or any breach by our officers, employees or agents, or (iii) our actions or those of our officers, employees or agents which exceed our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients' shares or our verification or guarantee of any client signature. Notwithstanding anything herein to the contrary, you will indemnify and hold us harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of our acting in accordance with any written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate signed, countersigned or executed by a person duly authorized by the Trust, excepting only our gross negligence or bad faith.

                  In any case in which you may be asked to indemnify or hold us harmless, you shall be advised of all pertinent facts concerning the situation in question and we shall use reasonable care to identify and notify you promptly concerning any situation which presents or appears likely to present a claim for indemnification against you. You shall have the option to defend us against any Claim which may be the subject of indemnification hereunder. In the event that you elect to defend against such Claim, the defense shall be conducted by counsel chosen by you and satisfactory to us. We may retain additional counsel at our expense. Except with your prior written consent, we shall not confess any Claim or make any compromise in any case in which you will be asked to indemnify us.

                  8. Without limiting your rights under applicable law, we will indemnify and hold you harmless from all Claims (a) resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or any breach by our officers, employees or agents, or
(iii) our actions or those of our officers, employees or agents which exceed our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients' shares or our verification or guarantee of any client signature, and (b) not resulting from actions in accordance with


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written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust or in reliance upon any instrument or stock certificate reasonably believed by us to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

                  In any case in which we may be asked to indemnify or hold the Trust harmless, we shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify us promptly concerning any situation which presents or appears likely to present a claim for indemnification against us. We shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that we elect to defend against such Claim, the defense shall be conducted by counsel chosen by us and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with our prior written consent, the Trust shall not confess any Claim or make any compromise in any case in which we will be asked to indemnify the Trust. The indemnities granted by the parties in this Agreement shall survive the termination of this Agreement.

                  9. This Agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees who are not "interested persons" of the Trust (as defined in the Act) or by "a vote of a majority of the outstanding voting securities" (as defined in the Act) of the Trust. We may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due us as of the date of such termination.

                  10. Our appointment as shareholder servicing agent hereunder is nonexclusive, and the parties hereto recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements, in writing, with other financial institutions.

                  11. The Declaration of Trust establishing the Trust, filed on July 17, 1984, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

                  12. This Agreement may be changed or amended only by written instrument signed by both parties.



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                  13. This Agreement shall be construed and enforced in
accordance with and governed by the laws of the State of New York. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                  Very truly yours,




                                  Name (Please print or type)




                                  City/State/ZIP Code



Date:                             By:

NOTE: Please return both signed copies of this Agreement to the Republic Funds. Upon acceptance, one countersigned copy will be returned for your files.

                                  Accepted:

                                  The Republic Funds



Date:                             By:

FT4115A




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